UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: February 5, 2009
DOLE FOOD COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4455	99-0035300

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Dole Drive
Westlake Village, California 91362
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (818) 879-6600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8. Other Events
Item 8.01. Other Events
On February 5, 2009, we launched amendments to our senior secured credit facilities to permit us to issue notes secured by junior liens on certain of our U.S. assets to refinance outstanding senior notes, in an amount not to exceed the greater of (i) $500 million or (ii) an amount that, when added to the outstanding senior secured indebtedness, equals 3.75 times the last twelve months’ EBITDA. The amendments also permit us to provide for up to 45 million euros of the European Commission’s Competition Decision requirements without using the existing indebtedness basket capacity. In addition, the amendments introduce a senior-lien-leverage-ratio financial maintenance covenant and increase the interest rate we must pay on outstanding borrowings. In connection with the launch of the amendments, we will be providing the following potentially material information to institutional lenders that has not previously been disclosed: our net gain on asset sales in continuing operations was $30 million in 2008 and $5 million in 2007; and we are targeting asset sales that will generate $200 million in cash proceeds in 2009. Dole Food Company, Inc., as a voluntary filer, is not subject to Regulation FD and accordingly this information is filed under Item 8.01.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

February 5, 2009	Dole Food Company, Inc. Registrant
	By:	/s/ JOSEPH S. TESORIERO
Joseph S. Tesoriero
Vice President and Chief Financial Officer

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